SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )
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Bank of Commerce Holdings

(Name of Registrant as Specified in Its Charter)

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Bank of Commerce Holdings Notice of 2006 Annual Meeting of Shareholders And Proxy Statement
April 7, 2006
Dear Shareholder:
It is my pleasure to invite you to Bank of Commerce Holdings 2006 Annual Meeting of Shareholders.
We will hold the meeting on May 16, 2006, at 5:00 p.m., in the lobby of Redding Bank of Commerce located at 1951 Churn Creek Road, Redding, California, 96002. In addition to the formal items of business, I will report on past performance and future prospects.
At the annual meeting you will be asked to elect directors, and to ratify the appointment of independent auditors for 2005. The Board of Directors recommends that you vote FOR the director nominees, FOR the amendment and restatement of the Company’s Articles of Incorporation to increase the common stock authorized from 10,000,000 to 50,000,000 and FOR the ratification of independent auditors.
This mailing includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and our 2005 Form 10-K and Annual Report provides financial results and information about Bank of Commerce Holdings & Subsidiaries.
Please vote promptly by mail, telephone or internet regardless of whether you plan to attend the meeting. You may later decide to vote in person at the meeting if you are a stockholder of record, or you may revoke you proxy or voting instructions for any other reason before your shares are voted. Your vote is important.
We look forward to seeing you at the meeting.
Sincerely,
/s/ Michael C. Mayer
Michael C. Mayer
President and
Chief Executive Officer
Bank of Commerce Holdings & Subsidiaries
This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 7, 2006

BANK OF COMMERCE HOLDINGS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date:     Tuesday, May 16, 2006
Time:     5:00 p.m.
Place:     Redding Bank of Commerce
               1951 Churn Creek Road
               Redding, California 96002
Dear Shareholders:
          At our 2006 Annual Meeting, we will ask you to:
•	Elect directors each to serve for a term of one year;
•	Amend and restate the Company’s Articles of Incorporation to increase the common stock authorized by the Company from 10,000,000 to 50,000,000 shares
•	Ratify the selection of Moss Adams, LLP as our independent public accountants for 2005; and
•	Transact any other business that may properly be presented at the Annual Meeting.
If you were a shareholder of record as of the close of business on March 31, 2006, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 7, 2006.
We urge you to mark, sign and date and return the enclosed proxy as promptly as possible in the postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. Proxies will also be accepted by telephone vote, transmission of a telegram, cablegram, and facsimile or by oral telephonic transmission provided such transmission contains sufficient information from which it can be determined that the transmission was authorized by the shareholder. Our transfer agent’s facsimile number is (415) 989-5241. Returning your proxy will not limit your rights to attend or vote at the Annual Meeting.
By Order of the Board of Directors,
/s/ David H. Scott
Corporate Secretary, Bank of Commerce Holdings
Redding, California
Dated: April 7, 2006

Why did you send me this Proxy Statement?
The Board of Directors of Bank of Commerce Holdings is soliciting proxies from its stockholders to be used at the annual meeting of stockholders on Tuesday, May 16, 2006. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card, or use the convenient telephone or internet voting method as described in the proxy card.
Along with this Proxy Statement, we are also sending you our 2005 Form 10-K and Annual Report.
Who is entitled to vote?
Shareholders of record at the close of business on March 31, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 8,662,896 shares of Common Stock outstanding and entitled to vote.
What constitutes a quorum?
The presence in person or by proxy of the holders of a majority of the Company’s outstanding shares of Common Stock (“Common Stock”) constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker “non-vote” occurs when the nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be included in the tabulations of the vote’s cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker “non-votes” will not be counted for purposes of determining the number of votes cast for a proposal.
How many votes do I have?
Each share of Bank of Commerce Holdings Common Stock that you owned as of the record date entitles you to one vote. The proxy card indicates the number of votes that you have.
How do I vote by proxy? Can I vote by telephone or internet?
Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly. You may also cast your votes by telephone or internet as indicated on the proxy card. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you fill in your proxy card and send it to us in time to vote, your “proxy” (as appointed on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:
“For” the election of all eleven nominees for Director
“For” the amendment and restatement of the Company’s Articles of Incorporation to increase the number of shares authorized from 10,000,000 to 50,000,000
“For” the ratification of independent auditors
If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted upon at the Annual Meeting, other than those discussed in this Proxy Statement.

How do I change my vote?
Only holders of record at the close of business on March 31, 2006 will be entitled to vote at the annual meeting. Whether or not you plan to attend the Annual Meeting, you may vote your shares via mail, telephone or internet. If you fill out and vote the proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may notify the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy. You may also attend the Annual Meeting and vote in person.
What vote is required to approve each proposal?
Proposal 1: Elect eleven directors
The eleven nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “Withhold Authority” to vote for a particular nominee on your proxy card, your vote will not count “for” or “against” the nominee.
Proposal 2: Amend and restate the Company’s Articles of Incorporation to increase the number of shares authorized from 10,000,000 to 50,000,000
The affirmative vote of a majority of the votes cast at the annual Meeting on this proposal is submitted to amend the Corporate Articles of Incorporation, Section 3 to increase the number of shares authorized from 10,000,000 to 50,000,000
Proposal 3: Ratification of the selection of Independent Public Accountants
The affirmative vote of a majority of votes cast at the Annual Meeting on this proposal is required to ratify the selection of independent public accountants. If you “abstain” from voting, it has no effect on the outcome of this proposal.
What are the costs of soliciting these Proxies?
The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company may make solicitation by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock. We have contracted with Mellon-Investor Services and ADP Investor Services to assist us in the distribution of materials and tabulation of the results. This service will cost the Company approximately $15,000.00 plus out of pocket expenses.
How do I obtain an Annual Report on Form 10-K?
The consolidated financial statements of Bank of Commerce Holdings and subsidiaries for the year ended December 31, 2005, as part of the Company’s Form 10-K and 2005 Annual Report to Shareholders accompany this proxy statement.
Additional copies of the annual report on Form 10-K and 2005 Annual Report to Shareholders may be obtained upon written request to Linda J. Miles, Executive Vice President & Chief Financial Officer at the Company’s administrative offices, 1951 Churn Creek Road, Redding, California 96002.
The Securities and Exchange Commission (SEC) maintains an internet site at http://www.sec.gov that contains Bank of Commerce Holdings’ SEC filings. Access to the filings are also available from Redding Bank of Commerce’s website portal under the heading “Investor Information”. The website addresses are www.reddingbankofcommerce.com, www.rosevillebankofcommerce.com or www.sutterbankofcommerce.com .

Information about Bank of Commerce Holdings Stock Ownership
Does anyone own 5% or more of Bank of Commerce Holdings Common Stock?
Yes. Bank of Commerce Holdings is aware of three shareholders who beneficially own 5% or more of our outstanding common stock. The Securities and Exchange Commission has defined “beneficial ownership” (1) to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares that a person has a right to acquire within sixty (60) days. The following table shows, to the knowledge of the Company, the only beneficial owners of more than five percent of the Corporations shares as of the record date.

Name and address of Beneficial Owner	Number of shares	Percent of Class*
John C. Fitzpatrick	569,160	6.57%
822 Northridge Drive Redding, California 96001

Robert C. Anderson	552,000	6.38%
1960 Bechelli Lane Redding, California 96002

Harry L. Grashoff, Jr.	524,395	6.06%
3162 Pinot Path Redding, California 96001

*	Based upon 8,662,896 shares outstanding at the record date.
How much of Bank of Commerce Holdings Stock is owned by Directors and Executive Officers?
The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2006 by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors and nominees, (iii) each of the Named Executive Officers (as defined on page 8) and (iv) all directors and executive officers of the Company as a group.

	Number of Shares of
	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned (1)	# Percentage of Class
John C. Fitzpatrick (2)	569,160	6.57%
Robert C. Anderson (3)	552,000	6.38%
Harry L. Grashoff, Jr. (4)	524,395	6.06%
Welton L. Carrel (5)	318,138	3.68%
Kenneth R. Gifford, Jr. (6)	211,485	2.45%
Eugene L. Nichols (7)	176,310	2.04%
Michael C. Mayer (8)	164,955	1.91%
Russell L. Duclos (9)	150,600	1.74%
David H. Scott (10)	89,957	1.04%
Patrick J. Moty (11)	61,320	0.71%
Linda J. Miles (12)	57,150	0.66%
Lyle L. Tullis (13)	32,200	0.38%
Robert J. O’Neil (14)	20,568	0.24%
Randall S. Eslick (15)	16,650	0.20%
Jon Halfhide (16)	4,000	—
Orin Bennett (17)	2,000	—

All directors and executive officers as a group (14 persons)	2,950,888	34.07%

(1)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 31, 2006, are deemed to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 392,733 shares held by Carbonated Industries Inc., 52,677 shares owned by the J.C. and Betty Fitzpatrick 1984 Revocable Trust and 123,750 shares issuable to Mr. Fitzpatrick upon the exercise of options exercisable within 60 days of March 31, 2006. Mr. Fitzpatrick was chief executive officer of Carbonated Industries, Inc. Mr. Fitzpatrick disclaims beneficial ownership of the shares held by Carbonated Industries, Inc.

(3)	Includes 552,000 shares held by the Anderson Family Revocable Living Trust, of which Mr. Anderson is a co-trustee and shares voting and investment power with respect to such shares.

(4)	Includes 419,395 shares held by the Grashoff Family Revocable Trust of which Mr. Grashoff and his spouse are co-trustees, 18,612 shares held separately in his spouse’s IRA account, 22,638 held individually in an IRA account and 63,750 shares issuable to Mr. Grashoff upon the exercise of options exercisable within 60 days of March 31, 2006.

(5)	Includes 293,538 shares held by the Carrel Family Living Trust of which Mr. Carrel is a co-trustee with his spouse Judith, and shares voting and investment power with respect to such shares and 24,600 shares issuable to Mr. Carrel upon the exercise of options exercisable within 60 days of March 31, 2006.

(6)	Includes 191,685 shares held jointly with Mr. Gifford’s spouse and 19,800 shares held by Gifford Construction, Inc.

(7)	Includes 123,810 shares held by the Nichols Family Trust, of which Mr. Nichols is a co-trustee and shares voting and investment power with respect to such shares and 52,500 shares issuable to Mr. Nichols upon the exercise of options exercisable within 60 days of March 31, 2006.

(8)	Includes 97,828 shares held individually, 41,027 shares in the Redding Bank of Commerce 401(k) Plan to which Mr. Mayer has voting powers as Trustee, and 26,100 shares issuable to Mr. Mayer upon the exercise of options exercisable within 60 days of March 31, 2006.

(9)	Includes 130,600 shares held by the Duclos Family Trust of whom Mr. Duclos and his spouse are co-trustees, and 20,000 shares issuable to Mr. Duclos upon the exercise of options exercisable within 60 days of March 31, 2006.

(10)	Includes 64,241 shares held jointly with Mr. Scott’s spouse, 204 shares held individually by his spouse, 6,124 shares in 401(k) retirement plan, 14,388 shares in his spouse’s 401(K) plan and 5,000 shares issuable to Mr. Scott upon the exercise of options exercisable within 60 days of March 31, 2006.

(11)	Includes 30,300 shares jointly with Mr. Moty’s spouse and 31,020 shares issuable to Mr. Moty upon the exercise of options exercisable within 60 days of March 31, 2006.

(12)	Includes 36,750 shares held by the Miles Family Trust of whom Mrs. Miles and her spouse are co-trustees, and 20,400 shares issuable to Ms. Miles upon the exercise of options exercisable within 60 days of March 31, 2006.

(13)	Includes 22,000 shares held jointly with Mr. Tullis’ spouse and 3,000 shares held separately in his spouse’s name and 7,200 shares issuable to Mr. Tullis upon the exercise of options exercisable within 60 days of March 31, 2006.

(14)	Includes 1,920 shares individually and 18,648 shares issuable to Mr. O’Neil upon the exercise of options exercisable within 60 days of March 31, 2006.

(15)	Includes 16,650 shares issuable to Mr. Eslick upon the exercise of options exercisable within 60 days of March 31, 2006.

(16)	Includes 4,000 shares held jointly with Mr. Halfhide’s spouse.

(17)	Includes 2,000 shares held jointly with Mr. Bennett’s spouse.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors is committed to sound and effective corporate governance principles and practices. The Board of Directors has adopted corporate governance guidelines to provide the framework for the governance of the company. These guidelines set forth director qualifications and standards of independence, and mandate that at least a majority of the Board and all the members of the Audit and the Nominating and Corporate Governance Committees meet the criteria for independence as discussed below.
The Company expects its employees to adhere to the highest possible standards of ethics and business conduct with other employees, customers, stockholders and the communities it serves, and to comply with all applicable laws, rules and regulations that govern its business. The Board of Directors has adopted a code of ethics to promote honesty and integrity through out the Company.
The adopted charter of the Nominating and Corporate Governance Committee is included in this document as appendix “B”. Interested parties may view the Code of Ethics on any of our websites, www.reddingbankofcommerce.com, www.rosevillebankofcommerce.com, and www.sutterbankofcommerce.com.
Standards of Director Independence
A director will be considered independent under the standards adopted by the Company’s Board of Directors so long as all business and tax exempt organization relationships between Bank of Commerce Holdings or its subsidiaries and either the director, any immediate family member in the director’s home, or any business or professional entity of which the director is an officer, partner, or a 10% or greater owner are non-preferential and comply with applicable law. In addition, any entity of which the director is an officer or employee or in which the director is a partner or has a 10% ownership interest, any law firm to which the director is of counsel, or any entity of which an immediate family member is an executive officer may make payments to, or receive payments from, Bank of Commerce Holdings or its subsidiaries for goods and services so long as such payments last year were less than $1.5 million or 5% of the Company’s consolidated revenues for that period and such property or services were provided or received in the ordinary course of business of each of the parties.
Meetings and attendance
Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual stockholder’s meeting. In 2005 nine nominees for director attended the Company’s annual meeting of stockholders. (Two directors were appointed following the meeting)
The Board of Directors held 12 meetings during 2005. All directors attended at least 92% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors’ serve, and all directors attended the 2005 Annual Meeting of Shareholders.
Committees of the Board
The Board of Directors has established six standing committees, each of which is identified below. Information about each committee of the Board, its members, purpose, and the number of meetings held in 2005 follows.

Information about Directors and Executive Officers
The Board of Directors
The Board of Directors oversees the business and monitors the performance of management. The Board does not involve itself in day-to-day operations. The directors are informed through reading reports and other materials, active participation in Board and committee meetings, and discussions with key executives and principal external advisors such as legal counsel, outside auditors, investment bankers and other consultants. Directors are expected to attend the Company’s Annual Meeting of Shareholders, board meetings and meetings of the committees on which they serve.
The Committees of the Board of Directors
The Board of Directors has a standing Audit Committee, Loan Committee, Executive Committee, Asset/Liability Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. All Directors participate in the Long-Range planning of the Company. The Executive Compensation Committee and Audit Committee meet the standards of independence prescribed by NASDAQ National Market.

Audit Committee
Members:	David H. Scott, Chairman	Harry L. Grashoff, Jr.
	Kenneth R. Gifford, Jr.	Lyle L. Tullis
Jon Halfhide

Purpose:	To assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices, and legal and regulatory compliance; to review and discuss the integrity of the Company’s financial statements and the adequacy and reliability of disclosures to stockholders; to review the qualifications and independence of the outside auditors and the performance of internal and outside auditors, to prepare the Committee report included in the Company’s annual proxy statement in accordance with SEC rules; and to perform the audit committee and fiduciary audit committee functions on behalf of the Company in accordance with federal banking regulations.

Number of meetings in 2005:	Five

Nominating and Corporate Governance Committee
Members:	Lyle. L. Tullis, Chairman	John C. Fitzpatrick
	Harry L. Grashoff, Jr.	Kenneth R. Gifford, Jr.

Purpose:	To assist the Board of Directors by identifying individuals qualified to become Board members and to recommend to the Board nominees for director and director nominees for each committee; to recommend to the Board the corporate governance guidelines of the Company and to oversee an annual review of the Board’s performance; to recommend to the Board a determination of each outside director’s “independence” under applicable rules and guidelines, and to review from time to time directors compensation and recommend any changes for approval by the Board.

Number of meetings in 2005	Three

Executive Committee
Members:	Harry. L. Grashoff, Jr., Chairman of the Board
	John C. Fitzpatrick	Michael C. Mayer
Kenneth R. Gifford, Jr.

Purpose:	To review all current and pending strategies for achieving financial objectives; to review financial performance results; and to oversee the administration and effectiveness of financial risk management policies

Number of meetings in 2005:	Twelve

Executive Compensation Committee
Members:	John C. Fitzpatrick, Chairman	Harry L. Grashoff, Jr.
	Welton L. Carrel	Eugene Nichols

Purpose:	To discharge the Board of Directors’ responsibilities relating to compensation of the Company’s executive officers; to produce an annual report on executive officer compensation for inclusion in the Company’s proxy statement’ to conduct the annual chief executive officer performance evaluation process; to evaluate and approve compensation plans, policies, and programs of the Company applicable to Executive Officers; and to oversee succession planning.

Number of meetings in 2005	Two

Loan Committee
Members:	Kenneth R. Gifford, Jr. Chairman	Harry L. Grashoff, Jr.
	Russell L. Duclos	Michael C. Mayer
David H. Scott

Purpose:	To review the quality of the Company’s loan portfolio and the trends affecting the loan portfolio; to oversee the effectiveness and administration of loan-related policies; and to review the adequacy of the allowance for loan and lease losses. The loan committee has the full Bank delegated authority for approval of loans.

Number of meetings in 2005	Forty eight

Asset Liability Committee
Members:	Russell L. Duclos, Chairman	Harry L. Grashoff, Jr.
	David H. Scott	Michael C. Mayer
	Linda J. Miles	Patrick J. Moty

Purpose:	To review the quality of the Company’s investment portfolio and current and future interest rate risks and trends; to produce and Interest Rate View; to oversee the effectiveness and administration of investment and interest rate risk related policies; to review and monitor exposure to interest rate risk.

Number of meetings in 2005	Five

Director Nominations
The Nominating and Corporate Governance Committee of the Board of Directors has been delegated the responsibility to identify, evaluate, and recommend for nomination candidates for election as new directors. Each of the members of the Committee is an “independent director” as determined by the Board under the rules of the NASDAQ stock exchange.
The goal of the Committee’s nominating process is to assist the Company in attracting competent individuals with the requisite management, financial and other expertise who will act as directors in the best interests of the company and all its stockholders. The Committee consults with other Board members, the Company’s Chief Executive Officer, and other Company personnel in this process. The Committee will consider an individual recommended by a stockholder for nomination as a new director provided the stockholder making the recommendation follows the procedures for submitting a proposed nominee’s name and the required information described below.
Director Qualifications and the Nomination Process
The Board has approved certain minimum standards for candidates for service as a first-time director and the Committee has developed a process for identifying and evaluating first-time nominees in light of these standards and other such factors as the Committee deems appropriate. These standards, and the Committee’s evaluation process, apply to all first-time nominees for directors, including those nominees recommended by stockholders. This process is based on the Committee’s familiarity with the composition of the current Board, its awareness of anticipated openings, and its assessments of desirable talents or expertise. The Committee regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, and professional experience, and the various communities, both geographic and demographic, represented by the current members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may affect a director’s continued ability to serve. The Committee periodically reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members.
The Board has approved the following minimum qualifications for first-time nominees for director, including nominees recommended by stockholders, for election to the Company’s Board: (1) a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (i.e. chief executive officer, managing partner, president, chief financial officer); (2) financial literacy or other professional or business experience relevant to an understanding of the Company and its business; (3) a demonstrated ability to think and act independently as well as the ability to work constructively in a group environment. The Committee will determine, in its sole discretion, whether a nominee meets these minimum qualifications.
The Committee is responsible for managing the new director nomination process and may use a variety of sources. The Committee then commences an inquiry to obtain sufficient information on the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following three factors: whether the individual meets the minimum qualifications for first-time director nominees approved by the Board; whether the individual would be considered independent under the NASDAQ rules and Company’s standard of independence; and whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit and Executive Compensation Committees of the Board.
Following the initial review, the Committee arranges an introductory meeting with the candidate and the Company’s Chief Executive Office, Chairman of the Board of Directors, and in some cases with additional directors, to determine the candidate’s interest in serving on the Board. The Committee, together with several members of the Board and the Chief Executive Officer then conducts a comprehensive interview with the candidate. The individual will also be asked to provide the information required to be disclosed in the Company’s proxy statement.

Assuming a satisfactory conclusion to the process outlined above, the Committee then presents the candidate’s name to the Board of Directors for election as a director.
Director Nominations by Stockholders
A stockholder who wishes to submit an individual’s name for consideration by the Committee for nomination as a director of the Company must provide (1) the stockholder’s name and address and the number of shares of the Company’s common stock beneficially owned by the stockholder; (2) the name of the proposed nominee and the number of shares of the Company’s common stock beneficially owned by the nominee; (3) sufficient information about the nominee’s experience and qualifications for the Committee to make a determination whether the individual would meet the minimum qualifications for directors; and (4) such individual’s written consent to serve as a director of the Company, if elected. The Committee has the right to request, and the stockholder will be required to provide, such additional information with respect to the stockholder nominee as the Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above, including the information about the proposed nominee that is required to be disclosed by the Company in its proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended.
How we compensate Directors
Annual Compensation
Non-employee directors receive a monthly cash retainer and other compensation for service as a director in the form of a stock option grant and participation in the Directors Deferred Compensation Plan.
Each outside director of the Company receives a $500 monthly retainer. Directors are paid $500 for each Board of Directors meeting attended and $250 for each committee meeting attended. Committee chairman are paid an additional $50 per meeting. The Chairman of the Board is paid an additional $1,250 per month and the Chairman of the Audit Committee is paid an additional $875 per month.
Stock Options
Directors are also eligible to participate in the 1998 Stock Option Plan, as determined by the Executive Compensation Committee. A non-employee director may receive a stock option at an exercise price equal to 85% of the closing price per share of the common stock as of the day of trading at the close the date of the meeting. During 1998 options to purchase shares of the Company’s Common Stock were granted to each of the Company’s non-employee directors as follows: Welton L. Carrel: 89,100 shares, John C. Fitzpatrick: 123,750 shares, Kenneth R. Gifford, Jr.: 59,400 shares, Harry L. Grashoff, Jr.: 123,750 shares, Eugene L. Nichols: 82,620 shares and David H. Scott: 64,350 shares. As an employee-director Russell L. Duclos received incentive stock options of 90,000 shares. These options were granted at an exercise price of $2.75 per share, which represented 85% of the fair market value of the common stock on the date of the grant. The options were fully vested on April 22, 2003. During 2004, 18,000 shares of the Company common stock was issued to Lyle L. Tullis at an exercise price of $9.11, which represented 85% of the fair market value on the date of the grant as determined by the most recent activity posted on the NASDAQ. The options will vest over five years and mature on May 1, 2014.
Directors Deferred Compensation Program
The Director’s Deferred Compensation Plan, adopted by the Board of Directors effective January 1, 1993 is a non-qualified director benefit plan in which the eligible director voluntarily elects to defer some or all of his or her current fees in exchange for the Company’s promise to pay a deferred benefit. The deferred fees are credited with interest under the plan and the accrued liability is paid to the director at retirement.

As a non-qualified plan, the plan is only available to outside directors without regard to nondiscrimination requirements of qualified plans. The account is segregated from other assets owned by the Bank, only by way of its identification on the books of the Bank as a liability of the Bank to the Director. The account is subject to claims of general creditors of the Bank and the account shall be a general unsecured creditor of the Bank.
No compensation so deferred shall be payable to a director until the death, disability, resignation, retirement or removal from office of such director, whereupon all such compensation, together with interest thereon shall be provided to such director, or his beneficiary within thirty (30) days from the date of death, disability or resignation. If the director shall designate an optional installment payment method, in which event the first installment shall be paid after six months of his or her normal retirement date.
Upon the death of a director, while serving in such capacity, distribution of compensation deferred together with interest shall be made in one lump sum to his or her designated beneficiary. Upon the death of a director who had previously retired and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum to his or her designated beneficiary. Deferred compensation by reason of the resignation or retirement, may at the option of the director, be payable in approximately equal monthly installments over a period not to exceed fifteen (15) years, provided however, that on any such installment method of distribution, interest shall continue to be credited on the undistributed sums.
As of December 31, 2005 the Company’s accrued obligations under the Directors Deferred Compensation Plan were $1,818,017.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely upon a review of such reports and written representations, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed in a timely manner.
Compensation Committee Interlocks and Insider Participation
During the fiscal year 2005, Harry L. Grashoff, Jr., retired President and CEO of the Company, participated in deliberations of the Corporation’s Executive Compensation Committee of the Board of Directors concerning executive officer compensation. Mr. Grashoff retired as President and CEO of the Company in July 1997. No other member of the Executive Compensation Committee of the Board of Directors serves or has served as a bank officer or employee of Bank of Commerce Holdings or its subsidiaries.
Related Party Transactions
Certain directors and officers of the Bank and entities with which they are associated are customers and have transactions with the Bank in the ordinary course of business. All loans and commitments included in such transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

Indemnification Matters
The Company’s bylaws provide for indemnification of the Company’s directors, officers, employees and other agents of the Company to the extent and under the circumstances permitted by the California General Corporation Law. The Company’s bylaws also provide that the Company shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Company’s bylaws.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions in the Company’s bylaws, the Company understands that it is in a position of the Securities and Exchange Commission (the “SEC”), that such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.
How we compensate Executive Officers
Executive Compensation Committee’s Annual Report on Executive Compensation
This report on Executive Compensation is furnished by the Board’s Executive Compensation Committee. The Company’s compensation programs and policies applicable to its executive officers are administered by the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee is made up of directors that meet the standards of independence required by NASDAQ National Market. The members of the Executive Compensation Committee are John C. Fitzpatrick, Welton L. Carrel, Eugene Nichols and Harry L. Grashoff, Jr.
The Compensation Charter — Compensation Philosophy and Policies
The Company’s compensation programs and policies are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of the Company’s shareholders. The compensation program has two goals: To help the Company compete with other financial services attracting and retaining highly qualified individuals as executive officers; and to pay executive officers based upon their contribution to the Company’s performance. The Executive Compensation Committee meets annually to review the salaries of executive officers, to reestablish the base salary, to propose adjustments to the incentive compensation portion and to establish a discretionary bonus plan if all performance objectives are met.
The Company’s philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company and to encourage ownership thereby providing them with a long-term interest in the Company’s overall performance. Income arising under the 1998 Stock Option Plan currently does not qualify as performance-based compensation. The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitors’ practice, the Company’s compensation philosophy and the Company’s best interests, including compensation that may not be deductible.
Components of Executive Officer Compensation
There are four primary components of executive compensation: base salary, incentive profit sharing, options granted under the 1998 Stock Option Plan and benefits from a salary continuation plan.

Base Salaries:
The Committee reviews competitive compensation data, including salary, bonus, and long-term incentives from a comparison group of financial services companies for the purpose of establishing overall compensation for executive officers. The Committee approves, and submits to the Board of Directors for ratification, the annual base salary for the Chief Executive Officer and the Chief Financial Officer. The Committee determines the amount of annual incentive compensation payable to the executive officers, if one or more of the performance goals are met, subject to a maximum limit on the incentive compensation. The Committee also conducts the annual performance evaluation of the Chief Executive Officer. The Chair of the Committee presides at the presentation of this evaluation to the Board of Directors meeting in an executive session.
The base salary for the Chief Executive Officer for 2005 was determined by (i) examining the Company’s performance against its preset goals, (ii) comparing the Company’s performance against its peer group competitors, (iii) evaluating the effectiveness and performance of the Chief Executive Officer and (iv) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the Company’s peer group. The total compensation received by the Company’s Chief Executive Officer is detailed in the Summary Compensation Table.
Incentive Compensation:
The Company’s Incentive Profit Sharing Plan (the “Profit Sharing Plan”) is a cash-based incentive profit sharing program. The Profit Sharing Plan provides that profit sharing is computed on the Company’s profit after a 20% return on prior years equity, before income taxes, less any gain on investments securities sold and plus any losses on investment securities sold. The cash incentive is paid the first week of each calendar quarter as to 70% of the incentive earned for the previous calendar quarter. The remaining 30% holdback is paid upon verification and completion of its audited annual financial statements. The Company’s President and Chief Executive Officer earns 13.85% of the profits as defined above, the Company’s Executive Vice President and Chief Financial Officer earns 7.76% of the profits as defined above, limited by absolute dollar caps. The percentage is recalculated each year based upon the approved budget.
Stock Options:
Under the Company’s compensation philosophy, ownership of the Company’s Common Stock is a key element of executive compensation. The grant of a stock option is intended to retain and motivate key executives and to provide a direct link with the interest of the shareholders of the Company. In general, stock option grants are determined based on (i) prior award levels, (ii) total awards received to date by the individual executives, (iii) the total stock award to be made and the executive’s percentage participation in that award, (iv) the executive’s direct ownership of Company Common Stock, (v) the number of options vested and non-vested and (vi) the options outstanding as a percentage of total shares outstanding.

Respectfully submitted by the members of the Executive Compensation Committee,
John C. Fitzpatrick, Chairman of the Executive Compensation Committee
Welton L. Carrel
Harry L. Grashoff, Jr.
Eugene Nichols

Executive Officers and Senior Management
Set forth below are the names and most recent biographies of Bank of Commerce Holdings’ executive officers and senior leadership team. Only Mr. Mayer, Mrs. Miles, Mr. Moty, Mr. Eslick and Mr. O’Neil are “Named Officers” for purposes of the Securities Exchange Act and rules. Information relating to other Company personnel in this proxy statement is provided solely for the information of shareholders.

Name, Age and Principal Occupation	Business Experience
Michael C. Mayer, born in 1956, President and Chief Executive Officer	President and Chief Executive Officer and a director of Redding Bank of Commerce (the “Bank”) and Bank of Commerce Mortgage since January 2001 and Bank of Commerce Holdings since May 2001. From April 1997 to May 2000, he served as Executive Vice President and Chief Credit Officer of the Bank. From May 2000 to January 2001, he served as Executive Vice President and Chief Operating Officer of the Bank. Before joining the Bank, Mr. Mayer was Senior Vice President and Senior Loan Officer at another California independent financial institution.

Linda J. Miles, born in 1953 Executive Vice President & Chief Financial Officer	Executive Vice President and Chief Financial Officer of Bank of Commerce Holdings, Redding Bank of Commerce and Bank of Commerce Mortgage since January 1996. From October 1989 to December 1995, she served as Senior Vice President and Chief Financial Officer of the Bank. Before joining the Bank, Ms. Miles was Senior Vice President and Chief Financial Officer at another California independent financial institution.

Caryn A. Blais, born in 1951 Senior Vice President & Chief Information Officer	Senior Vice President and Chief Information Officer of Redding Bank of Commerce since 1991. Prior to joining the Company she served as Vice President Data Processing at another California independent financial institution. Ms. Blais has held administrative positions since 1986.

Name, Age and Principal Occupation	Business Experience
Theodore Cumming, born in 1957 Senior Vice President & Lending Group Manager	Senior Vice President and Lending Group Manager of Redding Bank of Commerce – Placer Division since 2001. Prior to joining the company, Vice President of Commercial Lending for a large Regional Bank.

Randall S. Eslick, born in 1957 Regional President — Roseville Division	Regional President Roseville Bank of Commerce since December 2005. Senior Vice President and Regional Manager of the Roseville Bank of Commerce since 2002. Prior to joining the company, Vice President and Commercial Loan Officer at another California independent financial institution. Joined the Company in March 2001 as Senior Vice President and Commercial Loan Officer

Samuel Jimenez, C.P.A., born in 1964 Senior Vice President & Director of Risk Management	Senior Vice President and Director of Risk Management of Redding Bank of Commerce since September 2003. Federal Deposit Insurance Examiner from 1992 – 2003. Certified Public Accountant.

Robert A. Matranga, born in 1953 Senior Vice President & Lending Group Manager	Senior Vice President and Lending Group Manager Redding Bank of Commerce – Churn Creek division since 1997. Vice President of Commercial Lending at the time of joining the Bank. Prior to joining the company, Vice President of Commercial Lending for another California independent financial institution.

Name, Age and Principal Occupation	Business Experience
Patrick J. Moty, born in 1957 Executive Vice President & Chief Credit Officer	Executive Vice President and Chief Credit Officer since December 2005. Senior Vice President and Chief Credit Officer since 2000. Senior Vice President and Senior Loan Officer since 1998.Vice President and Senior Loan Officer since 1993. Vice President and Loan Officer since 1988. Assistant Vice President and Loan Officer since 1987. Mr. Moty joined the company in 1985 as a Loan Officer following four years in lending at a large Regional financial institution.

Robert J. O’Neil, born in 1955 Senior Vice President & Regional Credit Manager- Roseville Bank of Commerce	Senior Vice President and Regional Credit Manager – Roseville Bank of Commerce since 2002. Vice President of Commercial lending at time of joining company. 1986 – 2002 as a Senior executive with another California independent financial institution. 1975-1986 majoring in lending at a large Regional financial institution.

Debra A. Sylvester, born in 1958 Senior Vice President & Chief Administrative Officer	Senior Vice President since 1999. Appointed to Chief Administrative Officer during 2004. Has held administrative positions with the Company since 1984.
CODE OF ETHICS
In February 2003, the Board of Directors adopted a Code of Ethics which applies to all of the Company’s directors, officers and employees, including its Chief Executive Officer, Chief Financial Officer and Chief Credit Officer. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. The Code of Ethics is available on the Company’s website at www.reddingbankofcommerce.com. A printed copy of the Code of Ethics is also available upon written request to: Redding Bank of Commerce, Attention: Shareholder relations, 1951 Churn Creek Road, Redding, California 96001.

Stock Price Performance Graph
The following graph compares the Company’s cumulative total return to shareholders during the past five years with that of the Standard & Poor’s 500 Composite Stock Index (the “S&P”) and the SNL Securities $250-$500 million Bank Asset-Size Index (the “SNL Securities Index”). The stock price performance shown on the following graph is not necessarily indicative of future performance of the Company’s Common Stock.
Bank of Commerce Holdings
Five – Year Performance Graph
Stock Performance Graph(1)
SNL Securities LC C2006                                                                                                            (804) 977-1600
(1) Assumes $100 invested on December 31, 2000, in the Company’s Common Stock, the NASDAQ, the S&P 500 and the SNL Securities Index. Assumes reinvestment of dividends. Source: SNL Securities (share prices for the Company’s Common Stock was furnished to SNL Securities through the NASDAQ).

COMPENSATION TABLES AND INFORMATION
Summary Compensation Table
The following table sets forth certain summary information concerning compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Senior Vice President and Regional President, and Senior Vice President and Lending Group Manager (the “Named Executive Officers”) on December 31, 2005, and whose aggregate salary and bonus exceeded $100,000 in fiscal 2005.

Long Term Compensation
Annual Compensation	Awards

					Securities
				Other Annual	Underlying
		Salary	Incentive	Compensation	Options	All Other Compensation
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	(#) (4)	($) (5)
Michael C. Mayer	2005	$225,000	$100,000	$8,700	0	$57,054
President &	2004	$166,000	$99,411	$8,700	10,500	$47,640
Chief Executive Officer	2003	$151,000	$87,182	$8,700	7,500	$39,687

Linda J. Miles	2005	$170,000	$56,000	$6,720	0	$67,302
Executive Vice President &	2004	$130,000	$64,748	$6,720	6,000	$56,736
Chief Financial Officer	2003	$126,000	$59,013	$6,720	6,000	$47,350

Patrick J. Moty	2005	$127,200	$69,500	$3,240	0	$0
Executive Vice President &	2004	$107,280	$40,000	$3,060	3,900	$0
Chief Credit Officer	2003	$103,000	$29,000	$3,060	0	$0

Randall S. Eslick	2005	$128,160	$57,500	$12,490	0	$0
Regional President	2004	$120,840	$26,500	$8,460	4,500	$0
Roseville Bank of Commerce	2003	$117,302	$15,000	$8,460	0	$0

Robert J. O’Neil	2005	$122,201	$50,500	$12,490	0	$0
Senior Vice President &	2004	$115,252	$22,750	$8,460	1,800	$0
Regional Credit Manager	2003	$111,895	$16,750	$8,460	0	$0

(1)	Base salary includes 401(k) Plan contributions made by the officers.

(2)	Includes bonus amounts in the year earned, rather than the year paid.

(3)	Represents an automobile for business use or car allowance, and membership expenses in connection with the use of a private club for business purposes, particularly for the purpose of entertaining the Bank’s customers. The officers may have derived some personal benefit from the use of such automobiles and membership. The Company, after reasonable inquiry, believes that the value of any personal benefit not directly related to job performance which is derived from the personal use of such automobile and membership does not exceed $10,000 per year in the aggregate for any single executive officer.

(4)	Stock option grants reported for each year.

(5)	Contributions to the Executive Salary Continuation Plan (SCP).

OPTION GRANTS AND EXERCISES
The following table summarizes the options granted during fiscal 2005 to the individuals identified below.
Option Grants for 2005
No options were granted to the “Named Executive Officers” during 2005.
Option Grants for 2004

		Individual Grants
	Number of	Percentage of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration	Grant Date
Name	Granted(#)(1)	Fiscal Year	($/Share)(2)	Date(3)	Present Value ($) (4)
Michael C. Mayer	10,500	12.73%	$10.60	06/15/2014	$96,810
Linda J. Miles	6,000	7.28%	$10.60	06/15/2014	$55,320
Patrick J. Moty	3,900	4.73%	$10.60	06/15/2014	$35,958
Randall S. Eslick	4,500	5.46%	$10.60	06/15/2014	$41,490
Robert J. O’Neil	1,800	2.19%	$10.60	06/15/2014	$16,596

(1)	The right to exercise these stock options vests on an annual basis over a five-year period from the date of the grant. Under the terms of the Company’s stock plans, the committee designated by the Board of Directors to administer such plans retains the discretion, subject to certain limitations, to modify, extend or renew outstanding options and to re-price outstanding options. Options may be re-priced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options.

(2)	All options are incentive stock options. The exercise price is equal to 100% of the fair market value on the date of grant as determined by the close of sale price on the NASDAQ National Market.

(3)	The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4)	In accordance with Securities and Exchange Commission Rules, the fair value of options granted is estimated on the date of the grant using a binomial option-pricing model with the following assumptions: volatility of 30.88%, risk-free interest rate of 3.62%, expected dividends of $0.23 per share, an annual dividend rate of 2.00%, an assumed forfeiture rate of zero and an expected life of seven years.

(5)	Options granted in 2004 were fully vested during 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
The following tables set forth the number of shares of Bank of Commerce Holdings Common Stock acquired by each of the named Executive Officers during fiscal year 2005, if any, the net value realized upon exercise, the number of shares of common stock represented by outstanding stock options held by each of the named Executive Officers as of December 31, 2005, the value of such options based on the average of the high and low prices of common stock and certain information concerning unexercised options under the 1998 Employee Stock Option Plan:
Option Exercises in 2005 and 2005 Year-End Option Values (1)

Number of Securities
Options Exercised	Underlying Unexercised	Value of Unexercised
During 2005	Options on	In-the Money Options
	December 31, 2005 (#)	December 31, 2005($)(3)

	Shares Acquired	Value
	On the Exercise	Realized
Name	(#)	($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael C. Mayer	0	$0	26,100	7,650	$69,018	$29,817
Linda J. Miles	0	$0	20,400	6,600	$49,200	$22,350
Patrick J. Moty	3,000	$20,610	31,020	2,880	$152,197	$9,425
Randall S. Eslick	0	$0	16,650	3,600	$54,324	$15,156
Robert J. O’Neil	0	$0	18,648	11,232	$47,174	$31,450

(1)	Based on the fair market value of the Company’s Common Stock at December 31, 2005 of $10.10 per share less the applicable exercise price per share. The fair market value of the Company’s Common Stock at December 31, 2005 was determined based on the last reported sale of the Company’s Common Stock in 2005 as reported on the NASDAQ National Market.

(2)	The value represents the market value at exercise less the exercise price.

(3)	The value represents the difference between the exercise price and the market value of Common Stock of $10.10 on December 31, 2005. An option is “in-the-money” if the market value of Common Stock exceeds the exercise price.
Employment contracts, change in control agreements and termination of employment
Effective April 2001, Bank of Commerce Holdings and Redding Bank of Commerce entered into a four-year employment agreement with its President and Chief Executive Officer, Michael C. Mayer. The agreement was amended in December 2005 to extend for one year. The agreement provides for, among other things, (a) a base salary of $225,000 per year, which the Executive Compensation Committee of the Board of Directors can and does adjust annually at its discretion; (b) profit sharing of 13.85% of pretax earnings that exceed a 20% return on prior years shareholder equity, which the Executive Compensation Committee of the Board of Directors can adjust annually at its discretion; (c) four weeks annual vacation; (d) an automobile of predetermined value, including expenses; (e) supplemental retirement benefits (see “Salary Continuation Plan” below); (f) Country Club membership dues; (g) health and life insurance benefits that are now or may hereinafter be in effect for all other full time employees; and (h) reimbursement for ordinary and necessary expenses incurred by Mr. Mayer in connection with his employment.
Upon Mr. Mayer’s termination for “cause”, Mr. Mayer will be entitled to no additional compensation except all salary earned prior to the date of termination, plus any accrued profit sharing and vacation benefit. Upon termination at the sole and absolute discretion of the Board of Directors, Mr. Mayer will be entitled to one year of Mr. Mayer’s then total compensation package. In the event of a change in control, Mr. Mayer will be entitled to the then full compensation package for a period of eighteen months.

Effective April 2001, Bank of Commerce Holdings and Redding Bank of Commerce also entered into a four-year employment agreement with its Executive Vice President and Chief Financial Officer, Linda J. Miles. The agreement was amended in December 2005 to extend for one year. The agreement provides for, among other things, (a) a base salary of $170,000 per year, which the Executive Compensation Committee of the Board of Directors can and does adjust annually at its discretion; (b) profit sharing of 7.76% of pretax earnings that exceed a 20% return on prior years shareholder equity, which the Executive Compensation Committee of the Board of Directors can adjust annually at its discretion; (c) four weeks annual vacation; (d) an automobile of predetermined value, including expenses; (e) supplemental retirement benefits (see “Salary Continuation Plan” below); (f) Country Club membership dues; (g) health and life insurance benefits that are now or may hereinafter be in effect for all other full time employees; and (h) reimbursement for ordinary and necessary expenses incurred by Ms. Miles in connection with her employment.
Upon Ms. Miles termination for “cause”, Ms. Miles will be entitled to no additional compensation except all salary earned prior to the date of termination, plus any accrued profit sharing and vacation benefit. Upon termination at the sole and absolute discretion of the Board of Directors, Ms. Miles will be entitled to one year of Ms. Miles’ then total compensation package. In the event of a change in control, Ms. Miles will be entitled to the then full compensation package for a period of eighteen months.
Effective December 2005,, Bank of Commerce Holdings and Redding Bank of Commerce entered into a change of control agreement with four Executive officers; Patrick J. Moty, Randall S. Eslick, Caryn A. Blais and Robert J. O’Neil. Each of the agreements are identical. The terms of the agreements provide upon a change in control and in the event of an early termination or diminution in salary or job duties, the Bank shall pay to the executive benefits equal to one year’s salary at the salary rate being paid to the executive at the time of the change in control together with an amount equal to one year’s profit sharing payment based upon the average profit sharing received by the executive for the past three years. The executive shall also receive, at the Bank’s expense, a continuation of health benefits for a period of one year.
In event that the executive is terminated by the bank not in the event of an early termination and not as a termination for cause, the Bank shall pay to the executive benefits equal to six months salary at the salary rate being paid to the executive at the time of termination, together with an amount equal to one-half year’s profit sharing payment based upon the average profit sharing received by the executive for the past three years. The executive shall also receive, at the Bank’s expense, a continuation of health benefits for a period of six months.
The Bank shall not pay a benefit under the agreement if the Bank or its successor following a change of control terminates the executives’ employment for cause.
Salary Continuation Plan
In April 2001, the Board of Directors approved the implementation of the Executive Salary Continuation Plan (SCP), which is a non-qualified executive benefit plan in which the Company agrees to pay the executive additional benefits in the future in return for continued satisfactory performance by the executive. Benefits under the salary continuation plan include income generally payable commencing upon a designated retirement date for the employee’s life or twenty years (whichever is greater), disability or termination of employment, and a death benefit for the participants designated beneficiaries.
Key-man life insurance policies were purchased as an investment to offset the Company’s contractual obligation to pay pre-retirement death benefits and to recover the Company’s cost of providing benefits. The executive is the insured under the policy, while the Company is the owner and beneficiary. The insured executive has no claim on the insurance policy, its cash value or the proceeds thereof.
The retirement benefit is derived from accruals to a benefit account during the participant’s employment. At the end of the executive’s period of service, the aggregate amount accrued should equal the then present value of the benefits expected to be paid to the executive.

Upon termination of employment for “cause”, the participant forfeits all benefits. The participant is entitled to all vested benefits in the case of termination without “cause”; however, if a participant voluntarily resigns prior to reaching normal retirement age, his or her benefits are reduced by accrual amounts not yet funded. Upon a change of control, the participant is entitled to the full retirement benefit.
The following table illustrates the approximate annual retirement income that may become payable to Named Executive Officer assuming benefits commence at age 61 and are payable for the employee’s life or for 20 years (whichever is greater):

		Accrual	Vested	Vested Accrual	Annual Retirement
	Date	Balance	Percent	Balance	Benefit
Michael C. Mayer	12/31/05	$227,969	100%	$227,969	$150,000
Linda J. Miles	12/31/05	$271,034	100%	$271,034	$125,000

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent auditors. The Committee pre-approves on an annual basis services that are of a recurring nature. The Committee must pre-approve any scope changes resulting in fee increase.
In accordance with its written charter adopted by the Board of Directors (“Board”), a copy of which is included as an appendix to this proxy statement, the Audit Committee of the Board (“ Audit Committee”) assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and other such duties as directed by the board. The membership of the Audit Committee consists of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member of the Audit Committee is free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and meets the director independence requirements for serving on Audit Committees as set forth in the corporate governance standards of the NASDAQ National Market.
During 2005, the Audit Committee met five times. An executive session excluding management preceded each of the meetings. The Chairman of the Audit Committee reviewed the financial information contained in each of the quarterly press announcements and SEC Form 10-Q and 10-K filings with the Chief Executive Officer, Chief Financial Officer and independent auditors before public release. In addition the committee actively participated in the control documentation work being performed by the Sarbanes-Oxley 404 Committee (“SOX 404”).
The Company considers all outside auditing consultants to be “independent auditors”. In discharging its oversight responsibility with respect to the Audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and the outsourced audit functions, responsibilities, budget and staffing. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditor’s audit of the financial statements. The Audit Committee also discussed the results of all internal audit examinations.
The Audit Committee reviewed the audited financial statements of the company as of and for the year ended December 31, 2005, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting for the Company, and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing independent audits of the Company’s consolidated financial statements. These audits serve as a basis for the auditors’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present the Company’s financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States. The Committee’s responsibility is to monitor and oversee these processes.
Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Bank of Commerce Holdings’ audited financial statements be included in its annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Principal Accounting Firm fees
Audit Fees
The aggregate fees billed by Moss Adams LLP., for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years were $132,454 and $105,000 respectively.
Audit-Related Fees
Moss Adams LLP., did not render any professional services for information technology services relating to financial information systems design and implementation for the fiscal years ended December 31, 2005 and December 31, 2004.
Tax Fees
Moss Adams LLP., did not render any professional services for tax compliance, tax advice, or tax planning during 2005.
All Other Fees
The aggregate fees billed by Moss Adams LLP. for services rendered to the Company, other that the services described under “Audit Fees” and “Audit-Related Fees” and tax fees amount to $0 and $0 for the fiscal years December 31, 2005 and 2004, respectively.
In discharging its oversight responsibility with respect to the audit process, the Audit Committee of the Board of Directors obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees”, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of Bank of Commerce Holdings’ internal controls and the outsourced audit functions, responsibilities, budgeting and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
Pre-approval Policies and Procedures
Under the audit committee’s pre-approval policies and procedures, the audit committee is required to pre-approve the audit and non-audit services performed the Company’s independent registered public accounting firm. The audit committee may pre-approve a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the audit committee. This list of services includes: audit services, audit-related services, tax services and all other services. The audit committee sets pre-approved fee levels for each of these listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the audit committee. Any proposed service that will fall outside of the pre-approved fee levels will also require specific pre-approval by the audit committee.
All above fees paid to Moss Adams, LLP during 2005 were pre-approved by the audit committee
Respectfully submitted by the members of the Audit Committee,
David H. Scott, CPA & Chairman of the Audit Committee
Harry L. Grashoff, Jr.
Kenneth R. Gifford, Jr.
Lyle L. Tullis
Jon Halfhide, CPA

Discussion of proposals recommended by the Board of Directors
Proposal 1
Election of Directors
The Board of Directors have nominated eleven persons for election at the Annual Meeting. If you elect them, they will hold office until the election of their successors at the Annual Meeting in 2007, or until they resign.
We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternatives. The Board of Directors has no reason to believe that its nominees would prove unable to serve if elected.
The Board of Directors recommends a vote FOR the election of each of the eleven nominees for director.
Brief summaries of the background and business experience of each of the nominees other than Mr. Mayer, who was profiled earlier in this document:
Welton L. Carrel, born in 1937, has served as a director of the Company since January 1982. Mr. Carrel is retired. From 1961 to 1989, he was President of Western Business Equipment d.b.a. Carrel’s Office Machines. Mr. Carrel is a member of the Executive Compensation Committee and Long-Range Planning Committee of the Board of Directors.
Russell L. Duclos, born in 1939, has served as a director of the Company since July 1997. From July 1997 through December 2000, Mr. Duclos served as President and Chief Executive Officer of the Bank and from January 2001 through April 2001 as President and Chief Executive Officer of the Company. Mr. Duclos is Chairman of the Asset Liability Management Committee (ALCO), and presently serves on the Loan Committee and Long-Range Planning Committee of the Board of Directors.
John C. Fitzpatrick, born in 1935, has been a director of the Company since January 1982. Mr. Fitzpatrick has been Chief Executive Officer of Carbonated Industries since 1986. From 1986 to 2001, Mr. Fitzpatrick served as President and Chief Executive Officer of Pepsi Cola Bottling Company of Northern California. From 1962 to 1985, Mr. Fitzpatrick was President and Chief Executive Officer of McColl’s Dairy Milk and Ice Cream. Mr. Fitzpatrick also serves as Secretary of John Fitzpatrick & Sons, Inc., a company engaged in the real estate investment business. Mr. Fitzpatrick serves as Chairman of the Executive Compensation Committee and is a member of the Executive, Nominating and Corporate Governance and Long-Range Planning Committee of the Board of Directors.
Kenneth R. Gifford, Jr., born in 1945, has served as a director of the Company since January 1998. Mr. Gifford has been a director, President and Chief Executive Officer of Gifford Construction, Inc. since 1972. Mr. Gifford serves as Chairman of the Loan Committee and is a member of the Executive Committee, Audit, Nominating and Corporate Governance, and Long-Range Planning Committees of the Board of Directors.
Harry L. Grashoff, Jr., born in 1935, and has served as a director of the Company since January 1982. Mr. Grashoff is currently retired. From 1982 to July 1997, Mr. Grashoff was President and Chief Executive Officer of the Company. Beginning March 1, 2005 Mr. Grashoff was appointed to Chairman of the Board. Mr. Grashoff serves as Chairman of the Board, Chairman of the Executive Committee and he is a member of the Long-Range Planning, Executive Compensation committee, Nominating and Corporate Governance, Loan, Audit and ALCO committees of the Board of Directors.

Eugene L. Nichols, born in 1934, has been a director of the Company since January 1982. He is the founding principal of Nichols, Melburg and Rossetto and Associates, an award winning architectural firm. Mr. Nichols serves on the Executive Compensation and Long-Range Planning Committees of the Board of Directors.
David H. Scott, CPA, born in 1944, has been a director of the Company since April 1997. He is a partner of D. H. Scott & Company, LLP, a public accounting firm, a position he has held since 1986. Mr. Scott serves as Chairman of the Audit Committee and is a member of the ALCO, Loan and Long-Range Planning committees of the Board of Directors. The Board of Directors has determined that Mr. Scott meets the criteria to serve as financial expert on the Audit Committee. Mr. Scott also serves as the Secretary of the Company.
Lyle L. Tullis, born in 1950, has been a director of the Company since May 2003. Since 1976, he has served as president of Tullis Inc. a general engineering construction company. His company specializes in public works projects that include grading and paving. Mr. Tullis is the past District Chairman of the Eureka and Shasta Districts of the Associated General Contractors of California. Mr. Tullis serves as Chairman of the Nominating and Corporate Governance and is a member of the Audit and Long-Range Planning Committees of the Board of Directors.
Jon Halfhide, CPA, born in 1957, has been a director of Redding Bank of Commerce since July 2005. Since 2000, he has served as president of Catholic Healthcare West North State Service Area (“CHW”) and St. Elizabeth Community Hospital. He has over twenty years management experience with CHW and has served in the capacity of Controller and Chief Financial Officer. Mr. Halfhide is a certified public accountant. Mr. Halfhide serves on the Audit and Long-Range Planning Committees of the Bank. Mr. Halfhide meets the criteria as financial expert on the Audit Committee. If Mr. Halfhide is elected to the Board by the shareholders, Mr. Halfhide will participate as a Board member of the Company and a member of such committees.
Orin N. Bennett, born in 1948, has been a director of Redding Bank of Commerce since September 2005. Mr. Bennett is a registered Civil Engineer in California and Nevada. He owns MHM Engineers and Surveyors providing engineering services to cities, counties and special districts primarily in Northern California. He is also a partner in BD Properties, a real estate investment company. Mr. Bennett was previously employed by the respected international engineering firm of CH2M Hill prior to forming his own business. Mr. Bennett serves on the Long-Range Planning Committee of the Board of Directors. If Mr. Bennett is elected to the Board by the shareholders, Mr. Bennett will participate as a Board member of the Company and a member of such committee.
None of the directors were selected pursuant to arrangements or understandings other than with the directors and shareholders of the Company acting within their capacity as such. There are no family relationships between any of the directors, and none of the directors serve as a director of any other company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.
The Board of Directors recommends a vote FOR the amendment and restatement of the Company’s Articles of Incorporation, Item #3 to increase the number of shares of Common Stock authorized from 10,000,000 to 50,000,000 shares.
The Company’s Articles of Incorporation currently provide that the corporation is authorized to issue two classes of shares designated respectively “Common Stock” and “Preferred Stock”. The number of shares of Common Stock authorized is 10,000,000 and the number of shares of Preferred Stock authorized is 2,000,000. Management believes the amendment to increase the number of shares of Common Stock authorized from 10,000,000 to 50,000,000 will provide the Company with greater flexibility for our current and future investors to enjoy ownership in our Company.

The Board of Directors recommends a vote FOR the ratification of Moss Adams, LLP as the Company’s independent auditors for the year ended December 31, 2005.
The Company does not expect that representatives of Moss Adams LLP will be present at the Annual Meeting.
On March 15, 2004 Bank of Commerce Holdings determined not to renew the engagement of its independent accountants, Deloitte & Touche LLP and appointed Moss Adams LLP as its new independent accountants effective immediately. The decision not to renew the engagement of Deloitte & Touche LLP and to retain Moss Adams LLP was approved by Bank of Commerce Holdings’ Board of Directors upon the recommendation of its Audit Committee. The relationship with Deloitte & Touche LLP was dismissed by Bank of Commerce Holdings. Deloitte & Touche LLP’s report on Bank of Commerce Holdings’ 2003 financial statements was issued in February 2004, in conjunction with the filing of Bank of Commerce Holdings Annual Report on Form 10-K for the year ended December 31, 2003.
During Bank of Commerce Holdings two most recent fiscal years through March 15, 2005, there were no disagreements between Bank of Commerce Holdings and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its reports.

Other Business
Requirements, including deadlines for submissions or proposals, nomination of Directors and other Shareholder business
Under the Rules of the SEC, if a shareholder wants to include a proposal in the Company’s Proxy Statement and form of proxy for presentation at the Company’s 2007 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal administrative office located at 1951 Churn Creek Road, Redding, California by November 20, 2006.
Under the Company’s bylaws, as permitted by the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.
Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal administrative office not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The Company’s annual meeting of shareholders is generally held on the third Tuesday of May. If the Company’s 2007 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any nomination no earlier than March 20, 2007, and no later than April 20, 2007. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. If the Chairman of the meeting acknowledges the nomination of a person not made in compliance with the foregoing procedures, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the nomination is made at the meeting.
Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days before the annual meeting. If the Company’s 2007 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than February 20, 2007, and no later than March 10, 2007. If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting. The Company’s bylaws also provide that notices regarding nomination of directors must contain certain information about the director nominee. With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice. Shareholders may obtain a copy of the Company’s bylaws by sending a written request to the Secretary of the Company at the Company’s principal executive offices.
Shareholders may contact an individual director, the Board of Directors as a group, or a specified committee or group, at the Company’s headquarters address. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company. The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies. Whether or not you intend to be present at the Annual Meeting, we request you to return your signed proxy promptly.

By Order of the Board of Directors,
/s/ David H. Scott

David H. Scott, Corporate Secretary
Redding, California
April 7, 2006

Appendix A
Audit Committee Charter
Purpose
The Audit Committee is appointed by the Board of Directors to assist in monitoring the (1) integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
Role and Independence
The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise construed to be a financial expert. By definition, the audit committee financial expert is an individual who is determined by the board of directors to possess all of the following attributes:
•	An understanding of financial statements and generally accepted accounting principles (GAAP)
•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves
•	Experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to what can be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities
•	An understanding of internal controls and procedures for financial reporting
•	An understanding of audit committee functions
The final rule for audit committee financial experts indicates that the attributes may be acquired by:
•	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor, or experience in one or more positions that involve the performance of similar functions
•	Experience actively supervising a principal financial officer, controller, public accountant, auditor, or person performing similar functions, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements.
The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ National Market stock exchange, Section 10A(m)(3) of the Securities and Exchange Commission Act of 1934 and the rules and regulations of the commission. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving as set forth in the corporate governance standards of the NASDAQ.
The committee is expected to maintain free and open communication (including private executive sessions at each meeting) with the independent accountants, the internal auditors and the management of the Company. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Board of Directors shall appoint the audit committee financial expert as chairperson. In addition to the professional requirements, this person plays a pivotal role in Audit Committee effectiveness. He or she will be responsible for the leadership of the committee, including preparing the agenda, presiding over meetings, making committee assignments, and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the President, Director of Risk Management, Chief Financial Officer, and the lead Independent Audit Partner.
Responsibilities
The Audit Committee’s primary responsibilities include:
•	The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if available, to shareholder ratification.) In doing so, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor’s independence, and recommend to the board any actions necessary to oversee the auditor’s independence.
•	Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.
•	The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.
•	The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor,
•	The Audit Committee shall oversee management’s annual assessment of, and report on, the company’s internal control over financial reporting.
The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall annually review the Committee’s own performance.
The Audit Committee shall:
Financial Statement and disclosure matters
•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and approve the filing of such documents with the SEC. Recommend the acceptance of the annual audited financial statements as the annual Directors examination.
•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of financial principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or adjusted non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made.)
•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
•	Discuss with the Independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during the certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.
Oversight of the Company’s Relationship with the Independent Auditor
•	Review and evaluate the lead partner of the independent audit team.
•	Obtain and review a report from the independent auditor, at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.
•	Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.
•	The Audit Committee recommends prohibiting the auditor from acting as a director, officer, or employee of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company for a cooling off period of one year from the date of engagement.
Oversight of the Company’s Internal Audit Function
•	Review the appointment and replacement of the Director of Risk Management.
•	Review the significant reports to management prepared by the internal auditing department and management’s response.
•	Discuss with the independent auditor and management the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
Compliance Oversight Responsibilities
•	Obtain reports from management, the Director of Risk Management and the independent auditor that the Company and its affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Ethics and Conflict of Interest.
•	Review reports and disclosures of insider and affiliated party transactions. Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations with the Company’s Code of Ethics and Conflict of Interest.
•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
•	Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

It is the policy of the Board of Directors that a system of internal controls be maintained sufficient to provide reasonable assurance that assets are safeguarded, transactions are properly authorized and recorded, and reasonable, detailed records are maintained which accurately reflect the financial activities.
To monitor the effectiveness of the system of internal controls, the Board of Directors established an audit and review policy as follows:
Audit and Review — Certified Public Accounting Firm
It is the policy of the Board of Directors to engage a qualified certified public accounting firm to conduct a full audit of financial statements at least once annually. This will constitute the annual “Director examination”. Credit quality reviews, Compliance reviews and Operational reviews are regularly scheduled to support the audit and may be performed by parties other than the certified public accounting firm selected to conduct the financial statement audit.
Audit and Review — In House
The Board of Directors recognizes that it is not necessary and may not be economically feasible for the Bank to employ a full time internal auditor until the bank achieves a certain size and complexity. However, the Board of Directors may elect to have an outside auditor perform audits of operational and compliance policies and procedures and an outside auditor to perform an independent loan review for credit quality, compliance, documentation and appropriate grading.
Although outside consultants, these auditors will be considered our “In-house” auditors. The Board of Directors will outline the scope of the audits on an annual basis, and will communicate the scope directly with the independent auditors.
The Audit Committee may consult with and have the Company’s Certified Public Accountants review the scope and work papers of the in-house auditors, and make a recommendation to the Board of Directors as to the need to employ a full time internal auditor.
Examination and Review — Regulatory Agencies
It is the policy of the Board of Directors that results from examinations and audits conducted by Regulatory Agencies such as the Department of Financial Institutions, Federal Reserve Board and the FDIC are fully disclosed to the Board of Directors. Further, it is Board policy that at least three representatives from the Board of Directors will be included in the exit review conducted by regulatory personnel with the management of the Company.
Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this charter, it is reinforced that such duties include the oversight, scheduling and review of such work and it is not the duty of the Audit Committee to conduct audits or to determine whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix B
Nominating and Corporate Governance Committee Charter
Committee mission statement
The Committee acts on behalf of the RBC Board of Directors in the best interests of the Corporation and its shareholders with regard to the identification of individuals qualified to become Board members, selecting or recommending to the Board that the Board select the director nominees, including for the next annual meeting of shareholders, and providing guidance on board and corporate governance issues including recommending to the Board corporate governance guidelines applicable to the Corporation.
Organization
Members of the Committee are appointed by and serve at the pleasure of the Board of Directors. The members of the Nominating and Corporate Governance Committee shall be “independent” directors as determined in accordance with the laws, rules and regulations of the NASDAQ stock exchange and shall also comply with and satisfy all other applicable laws, rules, regulations and requirements. The Chairman of the Nominating and Corporate Governance Committee shall be elected annually by the Board of Directors.
The Committee shall conduct and review with the Board of Directors annually an evaluation of the committee’s performance with respect to the requirements of this Nominating and Corporate Governance Charter.
The Committee shall have sole authority to employ professional advisers in fulfilling its duties. Advisers include, but are not limited to, search professionals, compensation consultants, and attorneys. The Committee shall have sole authority to approve fees, establish retention terms, and terminate such advisers.
Purpose
The purpose of the Nominating and Corporate Governance Committee is to 1) identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, 2) identify members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors, 3) develop and revise as appropriate Corporate Governance Guidelines applicable to the Company and recommend such guidelines to the Board of Directors, 4) oversee management’s annual assessment of, and report on, the company’s internal control over financial reporting, 5) oversee the evaluation by the Board of Directors of itself and its committees, 6) identify individuals to serve as executive officers of the Company and recommend such individuals to the Board of Directors and 6) review with the Chief Executive Officer matters of management succession.
Meetings
The Nominating and Corporate Governance Committee shall meet as often as it deems necessary or appropriate to carry out its responsibilities, no less than annually, and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Nominating and Corporate Governance Committee members) in furtherance of such responsibilities. Meetings of the Nominating and Corporate Governance Committee shall be called by the Chairman of the Nominating and Corporate Governance Committee or the Chairman of the Board. All such meetings shall be held pursuant to the by-laws of the Company with regard to notice and waiver thereof, and written minutes of each such meeting shall be duly filed in the Company’s records.

Powers and Responsibilities
The Nominating and Corporate Governance Committee shall:
1.	Actively seek to identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors in accordance with Board membership criteria set forth in the Company’s corporate governance guidelines. The Committee shall also consider written proposals for director nominees received from shareholders in accordance with the Company’s corporate governance guidelines and by-laws.
2.	The Committee shall develop specific criteria to define what minimum qualifications are required to serve on the Board of Directors.
3.	Identify qualified members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors. In addition, the Nominating and Corporate Governance Committee may designate a member of such committee to attend the meetings of any other Board committee ex-officio with the concurrence of the chairman of such other committee.
4.	Develop corporate governance guidelines applicable to the Company and recommend such guidelines or revisions of such guidelines to the Board of Directors. All guidelines shall be reviewed at least annually.
5.	Review at least annually, the nominating and corporate governance charter and executive compensation charter of the Board of Directors and, when necessary or appropriate, recommend changes in such charters to the Board of Directors.
6.	Conduct the annual peer review of the Board of Directors, itself, and its committees.

7.	Review with the Chief Executive Officer matters relating to management succession.
8.	Identify individuals to serve as executive or corporate officers of the Company and recommend such individuals to the Board of Directors.
9.	Monitor the development of best practices regarding corporate governance and take a leadership role in shaping the corporate governance of the Company.

Bank of Commerce Holdings
This proxy is solicited on behalf of the Board of Directors.
The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Bank of Commerce Holdings and the accompanying Proxy Statement dated April 4, 2005 and revoking any proxy heretofore given, hereby constitute(s) and appoint(s) Harry L. Grashoff, Jr. and Michael C. Mayer, and each of them with full power of substitution, as attorney and proxy of the undersigned, to attend the 2006 Annual Meeting of Shareholders of Bank of Commerce Holdings to be held at 5:00p.m. on May 16, 2006, in the lobby of Redding Bank of Commerce located at 1951 Churn Creek Road, Redding, California, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse.
(Continued, and to be marked, dated and signed, on the other side)
Fold and Detach Here

This proxy when properly executed will be voted in the manner, directed by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed under Item 1 and in favor of Item 2.
The Board of Directors recommends a vote FOR Items 1, 2 and 3 below.

ELECTION OF DIRECTORS

☐ For all nominees listed to the left (except as marked to the contrary)	01 Welton L. Carrel	07 Eugene L. Nichols
	02 Russell L. Duclos	08 David H. Scott
	03 John C. Fitzpatrick	09 Lyle L. Tullis
☐ WITHHOLD AUTHORITY to vote for all nominees	04 Kenneth R. Gifford, Jr.	10 Jon Halfhide
	05 Harry L. Grashoff, Jr.	11 Orin N. Bennett
06 Michael C. Mayer

AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES AUTHORIZED FROM 10,000,000 TO 50,000,000

☐ FOR
☐ AGAINST
☐ ABSTAIN — If you abstain from voting, it has no effect on the outcome of this proposal

RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP AS THE COMPANY’S INDEPENDENT AUDITORS	IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CHECK THIS BOX

☐ FOR	☐ PLAN TO ATTEND
☐ AGAINST
☐ ABSTAIN — If you abstain from voting, it has no effect on the outcome of this proposal.

(INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee’s name listed above.)
1.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

2.	Please sign exactly as the name appears herein. When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, Trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.

Signature

Signature
Date:	, 2006

Fold and Detach Here and Read the Reverse Side
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Option 1:               To vote as the Board of Directors recommends on ALL proposals, press 1.
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